Exhibit 10.9

DIRECTOR AND CHAIRMAN OF THE BOARD SERVICES AGREEMENT

This DIRECTOR AND CHAIRMAN OF THE BOARD SERVICES AGREEMENT (this “Agreement”) is made as of 8TH of January, 2025 (the “Effective Date”), by and between Raphael Pharmaceutical Inc. (the “Company”), and Ajay Kumar Dhadha, an individual residing in Israel (the “Chairman of the Board” or “Shanti”).

WHEREAS, the Company desires to appoint Shanti as a member of the Board of Directors of the Company (the “Board”) and as the Chairman of the Board, and Shanti desires to be appointed as a member of the Board and as Chairman of the Board, subject to the terms set forth herein;

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto hereby agree as follows:

1. Election as Director, Appointment as Chairman of the Board.

Subject to the Company’s Bylaws, as may be amended from time to time (the “Bylaws”) and the approval of the Board, Shanti accepts the appointment to serve as a director of the Board and as Chairman of the Board. The management of the Company will be responsible for reporting to the Board and its Chairman all the necessary information regarding the functions of the Company.

2. Services Descriptions.

In addition to Shanti’s responsibilities as Chairman of the Board, Shanti shall have all responsibilities of a Director of the Company imposed by the Company’s Certificate of Incorporation, as may be amended from time to time (the “Certificate of Incorporation”), the Bylaws, and Nevada or other applicable law. These responsibilities shall include, but shall not be limited to: (i) providing leadership and oversight to the Board; (ii) the attendance at scheduled meetings of the Board, (iii) representing the stockholders and the interests of the Company as a fiduciary, and (iv) participating as a full voting member of the Board in setting overall objectives, approving plans and programs of operation, formulating general policies, offering advice and counsel, serving on Board Committees from time to time, and reviewing the Company’s management performance.

3. Obligations of the Company.

Prior to the expiration of this Agreement, the Company shall provide Shanti with true and correct information relating to all functions for which Shanti has responsibility hereunder, and shall not take any action to interfere with Shanti’s performance of its duties hereunder.

4. Location.

During the term of this Agreement, the business of the Company will be serviced by Shanti from the company’s office in Tel-Aviv, Israel or any other location selected by company.

5. Compensation - Equity & Warrants Only.

In consideration for Shanti’s service, the Company will grant Shanti 350,000 restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants to purchase up to 250,000 shares of the Company’s Common Stock, at an exercise price of $2.00 per share, which shall expire on December 31, 2026.

6. No Employment Relationship.

This Agreement is not intended to create an employment relationship between the Company and Shanti. Rather, it is the parties’ intention that Shanti shall be an independent contractor of the company. Shanti shall be solely responsible to for the payment of all income taxes derives from the compensation above.

7. Term of the Agreement

(a) Shanti shall continue to serve as a member of the Board from the Effective Date until the date upon which Shanti is not re-elected as a director by the stockholders of the Company, pursuant to the Company’s Certificate of incorporation and Bylaws, or upon his earlier removal or resignation (such time period, the “Term”).

(b) Shanti shall continue to serve as Chairman of the board from the Effective Date until December 31, 2025, unless this Agreement is extended by a mutual written agreement of the parties hereto.

8. Indemnification.

The Company shall indemnify the Chairman of the Board in his capacity as a director of the company to the fullest extent permitted by applicable law against all debts, judgements, costs, charges or expenses incurred or sustained by the Chairman of the Board in connection with any action, suit or proceeding to which the Chairman of the Board may be made a party by reason of his being or having been a director of the company, or because of actions taken by the Chairman which were believed by the Chairman to be in the best interests of the company, and the Chairman shall be entitled to be covered by any of the Company’s directors’ liability insurance policies which the Company may maintain for the benefit of its directors and officers, subject to the limitations of any such policies.

9. Additional Provisions.

(a) This Agreement sets forth the entire understanding and agreement among the parties hereto with reference to the subject matter hereof and may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel, applicable to agreements made, delivered and to be performed within such State.

(c) This Agreement may not be assigned by the Company or by Shanti.

(d) All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the parties hereto and their respective successors and assigns.

(e) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(g) The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

/s/ Shlomo Pilo	/s/ Ajay Kumar Dhadha
RAPHAEL PHARMACEUTICALS INC.	DIRECTOR AND CHAIRMAN OF THE BOARD
by: SHLOMO PILO, CEO	by: AJAY KUMAR DHADHA

Signature Page to Chairman of the Board Services Agreement

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